UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

Striker Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2-73389	75-1764386

(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

Galleria Financial Center 5075 Westheimer, Suite 975 Houston, TX 77056	77056

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713)402-6700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 21, 2008, Mr. Robert Wonish was appointed to serve on the board of directors of Striker Oil & Gas, Inc. (the “Company”).  It is expected that Mr. Wonish will serve as the chairman of the Company’s compensation committee.

Mr. Wonish does not have any arrangement or understanding with any persons pursuant to which he was elected to serve as director of the Company.  Mr. Wonish does not have any family relationship with any officer or director of the Company.  Further, Mr. Wonish has not been involved in any related transactions or relationships with the Company as defined by Item 404(a) of Regulation S-K.

SIGNATURES

           Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto  duly  authorized.

STRIKER OIL & GAS, INC.

By:  /s/ Kevan Casey
                              Kevan Casey, Chief Executive Officer

DATE: April 25, 2008